Execution Version
SEPARATION AGREEMENT
Michael J. Lafitte
SEPARATION AGREEMENT (this “Agreement”), dated as of January 20, 2023, by and between CBRE Group, Inc. a Delaware corporation, (the “Company”) and Michael J. Lafitte (“Executive” and, together with the Company, the “Parties”).
WHEREAS, Executive holds or has held employment and/or officerships/directorships with various entities which are subsidiaries of and/or affiliates of the Company;
WHEREAS, Executive is a participant under the CBRE Group, Inc. Amended and Restated Change in Control and Severance Plan for Senior Management (eff. As of March 24, 2015) (“Severance Plan”);
WHEREAS, Executive owns shares of stock in CBRE Group, Inc. (hereafter the “CBRE Stock of Executive”);
WHEREAS, Executive and his spouse are participants in the Company’s group health insurance plan (“Executive Group Health Benefits”);
WHEREAS, Executive is a participant in the Company’s 401K Plan;
WHEREAS, Executive has rights to the extent provided under certain equity grants he has received during his employment/affiliation with CBRE Group, Inc. and/or one or more of its subsidiaries and affiliates (hereafter the “Company Group”), with these equity grants including but not limited to the following, where are hereafter collectively referred to as the “Equity Grants”):
1.the CBRE Group, Inc. 2017 Equity Incentive Plan Restricted Stock Units Grant dated December 1, 2017, awarded under the 2017 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2017 Strategic TSR Performance Grant”),
2.the CBRE Group, Inc. 2017 Equity Incentive Plan Restricted Stock Units Grant dated December 1, 2017, awarded under the 2017 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2017 Strategic Time Grant”),
3.the CBRE Group, Inc. 2017 Equity Incentive Plan Restricted Stock Units Grant dated December 1, 2017, awarded under the 2017 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2017 Strategic EPS Performance Grant”),
4.the CBRE Group, Inc. 2017 Equity Incentive Plan Restricted Stock Units Grant dated February 28, 2019, awarded under the 2017 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2019 Strategic Time Grant ”),

5.the CBRE Group, Inc. 2019 Equity Incentive Plan Restricted Stock Units Grant dated March 3, 2020, awarded under the 2019 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2020 Strategic Time Grant”),
6.the CBRE Group, Inc. 2019 Equity Incentive Plan Restricted Stock Units Grant dated March 3, 2020, awarded under the 2019 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2020 Strategic EPS Performance Grant”),
7.the CBRE Group, Inc. 2019 Equity Incentive Plan Restricted Stock Units Grant dated March 3, 2021, awarded under the 2019 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2021 Strategic Time Grant”),
8.the CBRE Group, Inc. 2019 Equity Incentive Plan Restricted Stock Units Grant dated March 3, 2021, awarded under the 2019 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2021 Strategic EPS Performance Grant”),
9.the CBRE Group, Inc. 2019 Equity Incentive Plan Restricted Stock Units Grant dated February 25, 2022, awarded under the 2019 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2022 Strategic Time Grant”), and
10.the CBRE Group, Inc. 2019 Equity Incentive Plan Restricted Stock Units Grant dated February 25, 2022, awarded under the 2019 Equity Incentive Plan, with the associated Restricted Stock Unit Agreement and (hereafter collectively referred to as the “2022 Strategic EPS Performance Grant”).

WHEREAS, the Parties desire to enter into this Agreement to set forth certain terms (a) with respect to Executive’s separation from the Company, and its affiliates and subsidiariesas of the Separation Date (defined below) and (b) provide for (i) certain payments, rights and benefits that Executive will receive, and (ii) certain restrictive covenants that will apply, in accordance with the terms and conditions below.
NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Parties hereby agree as follows:
1.Effective Date. This Agreement shall become effective on the date of execution by Executive (such date, the “Effective Date”); provided that Executive does not revoke this Agreement in accordance with Section 6(g) below.
2.Duties. From the Effective Date to the Separation Date (as defined below) (with that time period referred to as the “Transitional Period”), Executive will remain on the active payroll at his current rate of salary and bonus, and retain all rights under the Equity Grants but will receive no new equity award to be granted to others in management for 2023 (“Continued Employment”), Executive will no longer be performing the duties of CEO of Trammel Crow Company and Global Group President CBRE Client Care,and Executive will remain available to perform any duties assigned to him by the Company’s CEO, Real Estate Investments during the Transitional Period. The Parties agree the Transitional Period shall be considered as included within Executive’s period of Continuous Service under the Equity Grants and Severance Plan.
3.Termination of Employment, Officerships, Directorships. Except as otherwise expressly required by law or as specifically provided in this Section 3 and Section 4 below, all of Executive’s rights to salary, severance, equity awards, benefits, bonuses and other amounts (if any) shall cease upon the termination of Executive’s employment with CBRE Investment Management, LLC hereunder, which shall occur as of February 17, 2023 (the “Separation Date”). Executive’s sole and exclusive remedy with regard to the compensation for services shall be to receive salary through the Separation Date, the payments, rights, and benefits described in this Section 3 and Section 4 below, as applicable, and Executive’s rights with respect to the restricted stock units previously granted to Executive shall be governed by the terms thereof. For the avoidance of doubt, Executive’s separation shall be deemed to be subject to the accelerated vesting provisions applicable to a Resignation by Executive with Good Reason and/or a Qualifying Termination (but not a Termination for Cause, a Termination for Poor Performance or a resignation by Executive without Good Reason), each as defined in the Severance Plan andEquity Grants.The Company agrees that during the Transitional Period, it, and its affiliates, will (1) cause Executive to no longer be an officer, director, employee, or serve on the board of managers of the Company, or any of its subsidiaries or affiliates, or its associated foundation, and (2) remove his name from lists on the Internet, or otherwise, that currently show n Executive as being an officer, director, employee or member of the board of managers of particular entites which are subsidiaries or affiliates of the Company; provided that Executive will cooperate upon Company’s request to take any action required by him to effectuate such Company actions. A list of those entites as supplied by the Company is attached as Exhibit A.
4.Termination upon the Separation Date. Following the Separation Date, subject to Executive’s executing and not revoking the general release of claims set forth in Exhibit B, Executive shall receive in satisfaction of the terms of the Severance Plan:

a.in a lump sum cash payment within ten (10) days following such Separation Date or on such earlier date as may be required by applicable law (A) any unpaid base salary and any unused vacation pay (if any) accrued through such date of termination; (B) any unreimbursed expenses in accordance with Company policy; and in accordance with their terms (C) any vested or accrued benefits provided for under the applicable terms of applicable Company employee benefit plans or arrangements (the “Accrued Amounts”),
b.Subject to Executive’s not revoking this Agreement, the Company and/or one or more of its affiliates or subsidiaries shall make the severance payments, deliver the Shares of stock, and provide the rights, and benefits provided for in Section 5.1 of the Severance Plan (i.e., such termination shall be deemed to be a Qualifying Termination as defined in and under the Severance Plan, including but not limited to Section 2(z) and 5.1 of the Severance Plan), including the making the payments, benefits, and delivering the Shares (as defined in the CBRE Group, Inc. 2017 Equity Incentive Plan and the Amended and Restated CBRE Group, Inc. 2019 Equity Incentive Plan, as applicable), rights, and interests set forth on the attached Schedule 1, which shall be incorporated into and made part of this Agreement (collectively, the “Schedule 1 Interests). In the event of any discrepancy between the Schedule 1 Interests and the applicable Equity Awards and provisions of the Severance Plan, such provisions shall prevail.
c.COBRA continuation coverage for himself and his spouse, to the extent she is a current participant, under the Company’s group health insurance plan for the 18-month period following the Separation Date, with Executive (or his estate, spouse or eligible dependents, as applicable) continuing to pay the same amount of monthly premium as in effect for an active employee with the same coverage, subject to the terms and conditions of Section 5.1(f) of the Severance Plan, or as otherwise provided in Section 5.1(f) of the Severance Plan (the “Continuation Coverage”); and
d.reasonable outplacement services pursuant to Sections 5.1(g) and 14.2 of the Severance Plan, each of which is hereby incorporated into and made part of this Agreement.
e.The Parties hereby acknowledge and agree that any and all applicable federal, state and local income, employment, payroll and other withholding and tax obligations related to the Shares shall be satisfied by using a net settlement mechanism whereby the Company will withhold a number of Shares that would otherwise be issued to Executive as permitted under the terms of the applicable equity-based plans.
f.Company represents that it is aware of no facts which would require for a delay in payment to Executive or reductions of shares to Executive due to considerations applicable to IRC 409A, section 4999 of the Code, or 280G of the Code, as referred to in Sections 5.01(b), 5.01(c), 5.01(d)(ii), Section 8, or Section 14 of the Severance Plan.
5.Restrictive Covenants. Because Executive’s separation shall not be deemed a Termination for Cause, as Termination for Poor Performance, or a resignation without Good Reason as defined in the Severance Plan or any other applicable agreement, the restrictive covenants set forth in the Severance Plan (the “Restrictive Covenants”) as set forth in Exhibit C shall continue to be in full effect in accordance with their terms; however, all other restrictive covenants (including without limitation those set forth in any Equity Awards, the Restrictive Covenants Agreement entered into between Executive and the Company on December 1, 2017, and the Restrictive Covenants Agreement entered into between Executive and the Company on March 7, 2022) shall no longer be effective. For avoidance of doubt, so long as Executive does not misuse or disclose the Company’s confidential information he may serve on the board of Ball Ventures, a private family board which is a passive owner of real estate. real estate.
6.Miscellaneous.
a.Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and either the CEO Real Estate Investments or the Company’s CEO.
b.Successors and Assigns.
i.This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.
ii.This Agreement shall inure to the benefit of and be binding upon the Company and its successors, and the Company Group, and its successors.
c.Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if delivered by overnight courier service, or if mailed by registered mail, or if sent by electronic mail.
If to Executive, to the following address:
Mike Lafitte
3659 Maplewood Avenue, Dallas, TX 75205,

and also to his legal counsel:
Rory Divin
Suite 2700, 777 Main
Fort Worth, Texas 76102.

If to the Company, to:
CBRE Investment Management, LLC
601 S. Figueroa Street, 49th Floor
Los Angeles, California 90071
Attention: General Counsel
Email:     pasha.zargarof@cbre.com

d.Arbitration. Section 13.2 of the Severance Plan is hereby incorporated into and made part of this Agreement.

e.GOVERNING LAW; JURY TRIAL WAIVER. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS TO BE APPLIED. EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM.
f.Entire Agreement. This Agreement, any pension or welfare plan covered by Section 6(g) below; any agreements, bylaws, policies, or other documents regarding any rights to indemnification Executive may have, as set forth in Section 6(g), below; the award agreements related to the Equity Awards; and the specific terms of the Severance Plan cross-referenced herein, constitute the entire agreement between the parties as of the Effective Date and supersede all previous agreements and understandings between the Parties with respect to the subject matter hereof.
g.Release. For and in consideration of the Continued Employment and the payments and benefits described in Section 4, Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Executive does hereby, fully and completely forever release the Company and its past, current and future affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or his agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Executive, arising out of or in connection with or in relationship to Executive’s employment or other service relationship with the Company or the termination thereof, and any applicable employment, compensatory or equity arrangement with the Company, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided, that, Executive does not waive or release (i) any claims with respect to the right to enforce this Agreement, or rights, if any, under the Equity Grants, or the Severance Plan, (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company, including the 401K Plan, (iii) any rights Executive may have for indemnification or a legal defense or to the providing of Executive’s defense costs by or from the Company or any of its affiliates or under any insurance policy, organizational document or by-law, or the CB Richard Ellis Group, Inc. Indemnification Agreement or other written indemnification agreement covering Executive, (iv) any rights, if any, of Executive to portability or conversion of supplemental life insurance, (v) rights of Executive as a shareholder regarding the CBRE Stock of Executive and (vi) any claims that may not be waived by law.

Notwithstanding the generality of the immediately preceding paragraph, the Released Claims include, without limitation, all of the following claims occurring up to the date this Agreement is signed by Executive: (A) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, and the Worker Adjustment and Retraining Notification Act, all as amended, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (B) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief, provided, that, Executive does not waive or release (i) any claims with respect to the right to enforce this Agreement, or rights, if any, under the Equity Grants, or the Severance Plan, (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company, including the 401K Plan, (iii) any rights Executive may have for indemnification or a legal defense or to the providing of defense costs by or from the Company or any of its affiliates or under any insurance policy, organizational document or by-law, or the CB Richard Ellis Group, Inc. Indemnification Agreement or other written indemnification agreement covering Executive, (iv) any rights, if any, of Executive to portability or conversion of supplemental life insurance, (v) rights of Executive as a shareholder regarding the CBRE Stock of Executive and (vi) any claims that may not be waived by law.

THIS MEANS THAT, BY SIGNING THIS AGREEMENT, EXECUTIVE WILL HAVE WAIVED ANY RIGHT EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS SECTION 6(G) SHALL PREVENT EXECUTIVE FROM (X) INITIATING OR CAUSING TO BE INITIATED ON HIS BEHALF ANY COMPLAINT, CHARGE, CLAIM OR PROCEEDING AGAINST THE COMPANY BEFORE ANY LOCAL, STATE OR FEDERAL AGENCY, COURT OR OTHER BODY CHALLENGING THE VALIDITY OF THE WAIVER OF HIS CLAIMS UNDER ADEA CONTAINED IN THIS SECTION 6(G) (BUT NO OTHER PORTION OF SUCH WAIVER); OR (Y) INITIATING OR PARTICIPATING IN (BUT NOT BENEFITING FROM) AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION WITH RESPECT TO ADEA.
Executive represents that he has read carefully and fully understands the terms of this Agreement, and that Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this Agreement. Executive acknowledges and agrees that he is executing this Agreement willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in Section 2 or Section 4 of this Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Agreement, other than those set forth in this Agreement. Executive acknowledges that he could take up to twenty-one (21) days to consider whether he wants to sign this Agreement and that the ADEA gives him the right to revoke the Agreement within seven (7) days after it is signed, and Executive understands that he will not receive any payments or benefits under Section 2 or Section 4 of this Agreement (other than payment of Accrued Amounts), subject to the terms and conditions hereof, until such seven (7) day revocation period has passed and then, only if he has not revoked the Agreement. To the extent Executive has executed the Agreement within less than twenty-one (21) days after its delivery to him, Executive hereby waives the twenty-one (21) day period and acknowledges that his decision to execute the Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary. If Executive revokes this Agreement, it shall be null and void.
The Company, and its affiliates and subsidiaries, release Executive of any and all claims, other than claims based upon Executive’s actions or omissions about which the Company’s executives, directors, and officers have no knowledge as of the Separation Date. The Company’s executives, directors, and officers represent that they are aware of no facts which would give rise to a legal or equitable claim by the Company, or any of its affiliates and subsidiaries, against Executive.
h.Non-Disparagement. Following the date of this Agreement (and continuing following the termination of Executive’s employment hereunder), Executive hereby agrees not to defame or disparage any member of the Company Group or any executive, manager, director, or officer of any member of the Company Group in any medium to any person. Notwithstanding the preceding, Executive may confer in confidence with his legal representatives and make truthful statements as required by law or legal process.
The Company agrees that the Company Group, and its executives, directors, and officers shall not defame or disparage Executive in any medium to any person. Notwithstanding the preceding, The Company Group, and its executives, directors, and officers may confer in confidence with their legal representatives and make truthful statements as required by law or legal process.

Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. or foreign federal, state or local governmental or law enforcement branch, agency, entity, commission or other governmental authority or instrumentality of competent jurisdiction (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. or foreign federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A) in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of the law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance is Executive authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product without the prior written consent of the Company’s General Counsel.
i.Continuing Obligation Not to Use Any Confidential Information; and Return of All Confidential Information and Other Company Property.
(i) Executive acknowledges and agrees that all confidential, proprietary, trade secret and other business information belonging to the Company Group, whether in tangible form or otherwise, including all documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, and whether or not labeled or identified as confidential and/or proprietary, made or compiled by Executive or made available to Executive during his employment with the Company, is and remains the sole property of the Company Group which Executive shall not knowingly at any time use or disclose to any third party.
(ii) Executive agrees that Executive has an obligation to make a reasonable search for, and return, all originals and all copies of all documents and records made or compiled by, provided to or made available to Executive that contain confidential, proprietary, trade secret or other business information belonging to the Company Group, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media and whether or not labeled or identified as confidential, proprietary or trade secret.
(iii) Executive agrees that Executive has an obligation to, no later than ten (10) business days following the earlier of the date on which his employment terminates or the date on which he is placed on garden leave, return all other Company-owned property and materials that he is aware of, including, but not limited to, credit cards, calling cards, keys, key fobs, identification badges, files, records, product samples, marketing materials, computer disks, tablets, printers, personal digital assistants, pagers, cellular telephones and all associated accessories for technology (e.g. power cords, mouse, etc.).
(iv) To the extent that after signing this Agreement, Executive becomes aware that he has access to any confidential, proprietary, trade secret or other business information belonging to the Company Group, including on any personal computer equipment or other personal electronic storage devices, or is aware or becomes aware that he has uploaded or downloaded such information to any cloud or other file sharing service to which Executive has access, Executive shall (A) make prompt reasonable steps to delete such information, and (B) not review or use such information for any purpose.
(v) Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any Governmental Entity with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A) in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of the law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance is Executive authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product without the prior written consent of the Company’s General Counsel.
(vi)    Company agrees that its IT specialist who has supported Executive shall offer assistance to him in removing and obtaining Executive’s personal information on his CBRE Laptop during the Transition Period. Company also agrees Executive may have a copy of all his contacts, and his calendar from the Microsoft Outlook program accessible prior the Separation Date. Company will assist Executive, if necessary, in migrating his phone so that he can take his cell number with him after the Separation Date.
j.Cooperation. Executive shall cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding, or to provide information to the Company for any project or assignment in which he was involved during his employment, as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice and at mutually-acceptable times and locations) for interviews and factual investigations, providing testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information that he recalls, and turning over to the Company all relevant documents which are requested by the Company and which may come into Executive's possession, all at times and on schedules that are reasonably consistent with Executive's other permitted activities and commitments). Such services will be without additional compensation to Executive, but the Company will reimburse Executive for any reasonable travel and out-of-pocket costs and expenses (including, without limitation, attorneys’ fees and expenses in accordance with the Company’s charter and by-laws and directors and officers insurance policy) incurred by Executive in providing such cooperation. To the extent consistent with applicable law, Executive will provide the Company advance written notice of any subpoena or legal proceeding and perform all acts reasonably and commercially practicable, at the Company’s expense, to assist the Company to obtain a protective order to the extent the Company seeks such protection. Furthermore, if such a protective order or other remedy is not obtained, or the Company waives compliance with the provision of this Section 6(j), Executive will furnish only such information or take only such action which his lawyers advise him is legally advisable and will exercise reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded any information so furnished. For avoidance of doubt, nothing in this Section 6(j) shall (A) require Executive to cooperate with the Company in any dispute that arises under this Agreement or on any other any matter in which the Company’s and Executive’s interests are adverse or (B) prohibit or impede Executive from communicating, cooperating or filing a complaint with any Governmental Entity with respect to possible violations of any U.S. or foreign federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. Notwithstanding the foregoing, under no circumstance is Executive authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product without the prior written consent of the Company’s General Counsel.
k.Withholding Taxes. The Company shall be entitled to withhold from any payment due to Executive hereunder any amounts required to be withheld by applicable tax laws or regulations.
l.Survival. Sections 4, 5 and 6 shall survive and continue in full force in accordance with their terms notwithstanding any termination of Executive’s employment with the Company.
m.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CBRE Group, Inc.

By:    /s/ Danny Queenan
Name: Daniel Queenan
Title: CEO, Real Estate Investments

Executive

    /s/ Mike Lafitte
Michael J. Lafitte

EXHIBIT A
Personnel Name: Lafitte, Michael J.

Entity Name	Title	Title Role	Role Start	Business Group
CBRE Foundation, Inc. (in process of Dissolution)	Director	Director	06/01/2018	CBRE Corporate
CBRE Group, Inc.	Global Group President, Client Care and CEO, Trammell Crow Company	Officer	05/19/2022	CBRE Corporate
CBRE Services, Inc.	Global Group President, Client Care and CEO, Trammell Crow Company	Officer	05/19/2022	CBRE Corporate
CBRE Caledon Holdings Inc.	Director	Director	09/30/2020	CBRE IM
CBRE Hana Company Holdings, LLC	Manager	Board of Managers	01/01/2020	CBRE IM
CBRE Investment Management Listed Real Assets LLC	Member	Board of Managers	--	CBRE IM
CBRE TCC USLP Co-Invest, LLC	Global CEO, Real Estate Investments	Officer - Administrative	09/07/2021	CBRE IM
CBRE US Mall Partners GP, LLC	Global CEO, Real Estate Investments	Officer - Administrative	03/13/2018	CBRE IM
USMP Arlington Investor GP, LLC	Global CEO, Real Estate Investments	Officer - Administrative	07/23/2018	CBRE IM
USMP Cumberland Investor GP, LLC	Global CEO, Real Estate Investments	Officer - Administrative	07/23/2018	CBRE IM
Environmental Asset Services, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Arizona, Inc.	Executive Vice President (update needed-see below)	Officer	01/01/2021	CBRE TCC Development Services
High Street Arizona, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
High Street Atlanta Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Austin Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Chicago Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Crestview Station GP, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Denver, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street DFW Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street District Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Houston Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street LA Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street NE Metro, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street No. Cal. Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Northwest Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Portland Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street Residential, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
High Street So. Cal. Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
HS Boston Development, Inc.	Executive Vice President	Officer	12/01/2022	CBRE TCC Development Services
NE Metro Development 2, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Atlanta Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Austin Development II, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Austin Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Austin Industrial Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Austin Office Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Boston Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services

TC Campus Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Denver Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Florida Development, Inc.	Executive Vice President	Officer	04/12/2021	CBRE TCC Development Services
TC Fort Lincoln Retail Manager, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Houston Healthcare Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Houston Industrial Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Houston Life Science Development, Inc.	Executive Vice President	Officer	01/24/2022	CBRE TCC Development Services
TC Houston Office Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Houston Retail Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Industrial Associates, Inc.	President	Officer	01/01/2021	CBRE TCC Development Services
TC Industrial Associates, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
TC Industrial, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
TC LA Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC LA Healthcare Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC LA Industrial Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC LA MF Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC MidAtlantic Development II, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC MidAtlantic Development III, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC MidAtlantic Development IV, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services

Entity Name	Title	Title Role	Role Start	Business Group
TC MidAtlantic Development V, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC MidAtlantic Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC MIRAI Development Member, LLC	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC NE Metro Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC No. Cal. Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Northwest Development Services, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Northwest Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TC Office Associates Development, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
TC Pursuit Services, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
TC West Houston, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCC Investors, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
TCC West Plano GP, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCCNV, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
TCDFW Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCDFW Industrial Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCDFW Investment and Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCDFW MF Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services

TCDFW Office Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCDFW Retail Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCH CBD, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
TCNE Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Telford Homes Limited	Director	Director	09/29/2022	CBRE TCC Development Services
Trammell Crow Acquisitions I-II, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Arizona Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Brokerage, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Carolinas Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Central Texas Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Chicago Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Co-Investment Acquisitions I-II, L.P.	Limited Partner	Limited Partner	01/01/2021	CBRE TCC Development Services
Trammell Crow Company European Logistics s.r.o.	Director	Officer	04/20/2021	CBRE TCC Development Services
Trammell Crow Company Logistics Limited	Director	Officer	05/12/2021	CBRE TCC Development Services
Trammell Crow Company Logistics SAS	Director	Director	10/18/2021	CBRE TCC Development Services
Trammell Crow Company, LLC	Manager and Chief Executive Officer	Officer and Board of Managers	07/01/2020	CBRE TCC Development Services
Trammell Crow Denver Development II, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Denver Development III, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Denver Development IV, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Denver Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Development & Investment, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Houston Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Individual Investment Fund 2003 L.P.	Limited Partner	Limited Partner	01/01/2021	CBRE TCC Development Services
Trammell Crow Investments V, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Kansas City Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow NW Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Portland Development II, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow Portland Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow So. Cal. Development Services, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow So. Cal. Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow So. Cal. Healthcare Development, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
Trammell Crow So. Cal. Properties, Inc.	Executive Vice President	Officer	01/01/2021	CBRE TCC Development Services
USMP Ridgedale Investor GP, LLC	Global CEO, Real Estate Investments	Officer - Administrative	07/23/2018	CBRE TCC Development Services
USREA, Inc.	President and Chief Executive Officer	Officer	01/01/2021	CBRE TCC Development Services

Exhibit B

General Release

For and in consideration of the payments and benefits described in Section 3 of the Employment and Transition Agreement (the “Agreement”) dated as of January __, 2023, by and between CBRE, Inc., a Delaware corporation (the “Company”) and Mike Lafitte (“Executive”), Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Executive does hereby, fully and completely forever release the Company Releasees, from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or his agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this release is signed by Executive, arising out of or in connection with or in relationship to Executive’s employment or other service relationship with the Company or the termination thereof, and any applicable employment, compensatory or equity arrangement with the Company, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided, that, Executive does not waive or release (i) any claims with respect to the right to enforce the Separation Agreement, or rights, if any, under the Equity Grants, or the Severance Plan, (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company, including the 401K Plan, (iii) any rights Executive may have for indemnification or a legal defense or to the providing of Executive’s defense costs by or from the Company or any of its affiliates or under any insurance policy, organizational document or by-law, or the CB Richard Ellis Group, Inc. Indemnification Agreement or other written indemnification agreement covering Executive, (iv) rights, if any, of Executive to portability or conversion of supplemental life insurance, (v) rights of Executive as a shareholder regarding the CBRE Stock of Executive and (vi) any claims that may not be waived by law.
Notwithstanding the generality of the immediately preceding paragraph, the Released Claims include, without limitation, all of the following claims occurring up to the date this release is signed by Executive: (A) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, and the Worker Adjustment and Retraining Notification Act, all as amended, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (B) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief; provided, Executive does not waive or release

(i) any claims with respect to the right to enforce the Separation Agreement, or rights, if any, under the Equity Grants, or the Severance Plan, (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company, including the 401K Plan, (iii) any rights Executive may have for indemnification or a legal defense or the providing of Executive’s defense costs by or from the Company or any of its affiliates or under any insurance policy, organizational document or by-law, or the CB Richard Ellis Group, Inc. Indemnification Agreement or other written indemnification agreement covering Executive, (iv) rights, if any, of Executive to portability or conversion of supplemental life insurance, (v) rights of Executive as a shareholder regarding the CBRE Stock of Executive and (vi) any claims that may not be waived by law,and (vi) any claims that may not be waived by law.

THIS MEANS THAT, BY SIGNING THIS RELEASE, EXECUTIVE WILL HAVE WAIVED ANY RIGHT EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS RELEASE. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS RELEASE SHALL PREVENT EXECUTIVE FROM (X) INITIATING OR CAUSING TO BE INITIATED ON HIS BEHALF ANY COMPLAINT, CHARGE, CLAIM OR PROCEEDING AGAINST THE COMPANY BEFORE ANY LOCAL, STATE OR FEDERAL AGENCY, COURT OR OTHER BODY CHALLENGING THE VALIDITY OF THE WAIVER OF HIS CLAIMS UNDER ADEA CONTAINED IN THIS RELEASE (BUT NO OTHER PORTION OF SUCH WAIVER); OR (Y) INITIATING OR PARTICIPATING IN (BUT NOT BENEFITING FROM) AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION WITH RESPECT TO ADEA.
Executive represents that he has read carefully and fully understands the terms of this release, and that Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this release. Executive acknowledges and agrees that he is executing this release willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in Section 4 of the Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of the Agreement and this release, other than those set forth in the Agreement and this release. Executive acknowledges that he could take up to twenty-one (21) days to consider whether he wants to sign this release and that the ADEA gives him the right to revoke this release within seven (7) days after it is signed, and Executive understands that he will not receive any payments or benefits under Section 4 of the Agreement (other than payment of Accrued Amounts), subject to the terms and conditions thereof, until such seven (7) day revocation period has passed and then, only if he has not revoked this release. To the extent Executive has executed this release within less than twenty-one (21) days after its delivery to him, Executive hereby waives the twenty-one (21) day period and acknowledges that his decision to execute this release prior to the expiration of such twenty-one (21) day period was entirely voluntary. If Executive revokes this release, it and the Agreement shall be null and void as of the date of such revocation.

Capitalized terms used in this release but not defined herein shall have the meanings ascribed to such terms in the Agreement.

Executive

Michael J. Lafitte

Schedule 1

Separation Package

Assumptions:
Separation Date:	February 17, 2023
Base Salary:	$775,000
Target Bonus:	$1,160,000
Schedule 1 Interests

Summary Upon Separation Date
	Category		Payout
Cash payment	Target cash compensation (base + target bonus) x 1.5		$2,902,500
2022 Bonus	2022 Full-Year Bonus at target.		$1,160,000
2023 Bonus	2023 Pro-rated Bonus		$152,548
Total Payout in Cash			$4,215,048
Summary of Annual Equity Delivered After Separation Date
Delivery Date *	Equity Grants	Shares TO BE DELIVERED**	Payout
2/25/2023	2022 Time-Based Award	4,958	N/A
2/28/2023	2019 Time-Based Award	8,577	N/A
3/3/2023	2020 Time-Based Award	5,544	N/A
3/3/2023	2020 Performance-Based Award	44,357***	N/A
3/3/2023	2021 Time-Based Award	4,401	N/A
2/25/2024	2022 Time-Based Award	4,960	N/A
3/3/2024	2020 Time-Based Award	5,545	N/A
3/3/2024	2021 Time-Based Award	4,402	N/A
3/3/2024	2021 Performance-Based Award	18,290 **	N/A
2/25/2025	2022 Time-Based Award	2,083	N/A
2/25/2025	2022 Performance-Based Award	17,019 **	N/A
3/3/2025	2021 Time Based Award	1,938	N/A

Total Annual Equity Delivered *		122,074	N/A

Summary of 2017 Special Equity Delivered After Separation Date*
Delivery Date *	Equity Grants	Shares	Payout
2/17/2023	2017 Special Equity Time-Based	35,751	N/A
2/28/2024	2017 Special Equity TSR Performance-Based	36,907 **	N/A
2/28/2024	2017 Special Equity EPS Performance-Based	36,392 **	N/A

Total Equity Delivered *		109,050	N/A
* Actual delivery dates may differ and be subject to the certification timing of particular awards, which will be the same date that all other shares are delivered to other Company employees who are also receiving shares under the applicable awards.

**Actual number of shares delivered will be reduced by any tax withholdings described in Section 4(e) of the Agreement, and for awards where the performance period has not yet ended, the number of shares noted reflects the number subject to continued vesting, assuming target performance; however, Executive will remain eligible to receive the number of shares that are subject to the award after the pro-rata calculation provided by the Severance Plan and/or applicable Grant Awards, is applied and performance is certified. Once certified, the performance achievement factor contained in each award will be applied to calculate the number of shares due Executive pursuant to each award. Delivery date shown is the approximate delivery date.

*** 2020 Performance-Based Awards have been certified at 200% and Shares listed reflect that amount

EXHIBIT C TO SEPARATION AGREEMENT

RESTRICTIVE COVENANT

Restrictions. In order to preserve the Confidential Information, and to protect the Company Group’s proprietary interest in its trade secrets, and to protect the goodwill of the Company Group, and in consideration of the payments and benefits contained in the Release and other good and valuable consideration, Michale J. Lafitte agrees that, for the Restricted Period, he will not, directly or indirectly: (i) solicit, induce or attempt to induce, on his own behalf or on behalf of any other person or organization, any of the Company Group’s clients whom he solicited or with whom he substantially and directly dealt or became acquainted while he was employed with the Company Group for the purpose of either (a) inducing said client to terminate, diminish, or materially alter in a manner harmful to the Company Group its relationship with the Company Group, or (b) providing, or offering to provide, Conflicting Services to said client; or (ii) solicit for employment, hire or attempt to hire, on his own behalf or on behalf of any other person or organization, any of the Company Group’s consultants, personnel or employees (or anyone who was a client, consultant, member of the Company Group’s personnel or employee at any time within the twelve (12) month period immediately preceding your Date of Termination). In addition, during the Restricted Period, Michael J. Lafitte will not disparage, criticize or ridicule, or otherwise engage in any conduct that is injurious to the reputation or interest of the Company Group. If any court of competent jurisdiction shall determine that the provisions of this paragraph exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall nevertheless be enforceable by such court against Michael J. Lafitte upon such shorter term, or within such lesser geographic area or scope, as may be determined by such court to be reasonable and enforceable.

The ”Restricted Period” means 18 months after the Separation Date.

“Conflicting Services” means services of any entity (other than the Company Group) that are the same or substantially similar to those services of the Company Group (x) provided by Michael J. Lafitte (directly or indirectly through others) during the twelve (12) months preceding the Separation Date of Michael J. Lafitte , or (y) about which Michael J. Lafitte acquired Confidential Information or trade secrets during his employment by the Company Group.

“Territory” means any national, state, provincial, territorial or other jurisdiction globally in which Michael J. Lafitte performed services for the Company Group at any time during the twelve (12) months prior to the Separation Date , including but not limited to any such jurisdiction in which he, directly or indirectly through others, provided the Company Group’s services to clients or marketed or offered to provide the Company Group’s services.

“Company Group” refers to CBRE Group, Inc., and its subsidiaries from time to time.

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